Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Delisa Reavis

RH Strategic Communications for Digimarc

202-585-0210

dreavis@rhstrategic.com

FOR IMMEDIATE RELEASE

Digimarc Reports Fourth Quarter and Full Year 2008 Financial Results

Beaverton, Ore. — February 26, 2009 — Digimarc Corporation (NASDAQ: DMRC) today announced its fourth quarter financial results since being spun-off on August 1, 2008 from the former Digimarc Corporation (“Old Digimarc”; “predecessor” refers to the digital watermarking business of Old Digimarc).  Revenues for the fourth quarter were $4.7 million, 37% higher than revenues of $3.4 million in the comparable period of 2007. Fourth quarter net loss of $(0.3) million, or $(0.05) per fully diluted share, included a full quarter of operating expenses as a stand-alone public company.  This compares to predecessor’s net income of $0.1 million, or pro-forma $0.02 per fully diluted share, for the fourth quarter of 2007, where operating expenses included proportional allocations of various shared-services common costs of Old Digimarc.

Total revenues for the combined Digimarc and predecessor operations for the year ended December 31, 2008 were $19.8 million, 52% higher than in 2007. Net income for the combined Digimarc and predecessor operations for the year ended December 31, 2008 was $1.5 million, or pro-forma $0.21 per fully diluted share, compared to net income of $0.1 million, or pro-forma $0.01 per fully diluted share, for 2007.

Cash flow from operations for the combined Digimarc and predecessor operations for the year ended December 31, 2008 totaled $3.9 million, a $2.9 million improvement over $1.0 million in cash flow for 2007.

The company generated Adjusted EBITDA in the fourth quarter of $0.1 million, or 2% of revenues, compared to $0.3 million, or 8% of revenues in the comparable three-month period of 2007.  Adjusted EBITDA for the combined Digimarc and predecessor operations for the year ended December 31, 2008 totaled $2.7 million, or 14% of revenues, compared to $0.5 million, or 4% of revenues for 2007. Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Digimarc reported backlog at year-end of approximately $60 million.  The company also reported that its cash, cash equivalents and short and long-term marketable securities were approximately $46 million on December 31, 2008.

Conference Call

Digimarc will hold its fourth quarter earnings conference call on Thursday, February 26, 2009 at 7:30 a.m. PT / 10:30 a.m. ET. The call will be open to the general public and the media, and will be broadcast live by webcast at www.digimarc.com and www.earnings.com. The webcast may be accessed at the company’s website, www.digimarc.com, by clicking on the “Q4 2008 Digimarc Earnings Conference Call” webcast link on the “Events and Webcasts” page within the “Investors” section. This webcast will be available for later listening at both sites for two weeks following the live call.  Thereafter, the webcast will be archived and available at https://www.digimarc.com/investors/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and technology provider, enabling businesses and governments worldwide to enrich everyday living by giving persistent digital identities to all forms of media and many other objects. The company’s technology enables a wide range of solutions for deterring fraud, counterfeiting and piracy, enhancing national security, and enabling new digital media distribution and monetization models that provide consumers with more choice and access to content when, where and how they want it.  Digimarc has an extensive intellectual property portfolio, with more than 490 U.S. and foreign patents, and more than 400 patents pending in digital watermarking, media identification and management, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries.  Please go to www.digimarc.com for more company information.

Forward-Looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements can be identified, in some cases, by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “illustrate,” “example” and “continue” or other derivations of these or other comparable terms.  These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the company’s registration statement on Form 10 under “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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Explanation of Financial Information Presented

The financial information presented combines the periods through August 1, 2008, referred to as “carve-out” financial information from Old Digimarc’s digital watermarking business, or predecessor, with the periods after that date, for Digimarc, or successor, to arrive at quarterly and year-to-date totals for comparative purposes.  It is important to note that the financial information in the carve-out financial statements does not include all of the expenses that would have been incurred had the predecessor been a separate, stand-alone public entity. As such, the predecessor financial information does not reflect the financial position, results of operations and cash flows of Digimarc’s current business, had the predecessor operated as a separate, stand-alone public entity during the periods presented in the carve-out financial statements. Additionally, the carve-out financial statements include proportional allocations of various shared-services common costs of Old Digimarc because specific identification of these expenses was not practicable. It is expected that the initial operating costs of Digimarc on a stand-alone basis will be higher than those allocated to the predecessor operations under the shared services methodology applied in the carve-out financial statements. Consequently, the financial position, results of operations and cash flows reflected in the carve-out financial statements may not be indicative of those that would have been achieved had the predecessor operated as a separate, stand-alone entity for the periods reflected in the carve-out financial statements.

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Twelve Month Information
					Year Ended December 31,
	Successor	Predecessor	Successor	Predecessor	Total *	Predecessor
	December 31, 2008	December 31, 2007	Period August 2, 2008 through December 31, 2008	Period January 1, 2008 through August 1, 2008	2008	2007
Revenue:
Service	2,419	2,115	4,064	6,456	10,520	7,806
License & subscription	2,232	1,272	3,768	5,494	9,262	5,219
Total revenue	4,651	3,387	7,832	11,950	19,782	13,025

Cost of revenue:
Service	1,358	1,087	2,248	3,519	5,767	3,815
License & subscription	70	66	114	145	259	217
Total cost of revenue	1,428	1,153	2,362	3,664	6,026	4,032

Gross profit:
Service	1,061	1,028	1,816	2,937	4,753	3,991
License & subscription	2,162	1,206	3,654	5,349	9,003	5,002
Total gross profit	3,223	2,234	5,470	8,286	13,756	8,993

Percentage of gross profit to revenues:
Service	44%	49%	45%	45%	45%	51%
License & subscription	97%	95%	97%	97%	97%	96%
Percentage of gross profit to total revenue	69%	66%	70%	69%	70%	69%

Operating expenses:
Sales and marketing	764	513	1,154	1,928	3,082	2,453
Research and development	992	698	1,772	2,071	3,843	2,912
General and administrative	1,945	847	2,877	2,349	5,226	3,345
Intellectual property	184	376	304	1,102	1,406	1,593
Transitional services	(84)	—	(280)	—	(280)	—
Total operating expenses	3,801	2,434	5,827	7,450	13,277	10,303

Operating income (loss)	(578)	(200)	(357)	836	479	(1,310)

Other income, net	264	361	443	590	1,033	1,387

Provision for income taxes	10	13	10	11	21	22
Net income (loss)	(324)	148	76	1,415	1,491	55

Earnings (loss) per share:
Net income (loss) per share - basic	$(0.05)		$0.01
Net income (loss) per share - diluted	$(0.05)		$0.01
Weighted average shares outstanding - basic	7,156		7,156
Weighted average shares outstanding - diluted	7,156		7,156

Pro-forma earnings (loss) per share:
Net income (loss) per share - basic		$0.02		$0.20	$0.21	$0.01
Net income (loss) per share - diluted		$0.02		$0.20	$0.21	$0.01
Weighted average shares outstanding - basic		7,143		7,143	7,143	7,143
Weighted average shares outstanding - diluted		7,143		7,143	7,143	7,143

* Used for comparative purposes

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	Successor	Predecessor	Predecessor
	December 31,	August 1,	December 31,
	2008	2008	2007
Assets
Current assets:
Cash and cash equivalents (1)	$18,928	$50,900	$29,145
Short-term marketable securities (1)	21,240	3,849	3,568
Trade accounts receivable, net	3,839	3,077	3,752
Other current assets	875	4,757	387
Total current assets	44,882	62,583	36,852
Long-term marketable securities (1)	5,744	—	—
Property and equipment, net	1,212	1,341	1,227
Intangibles, net	456	—	—
Other assets, net	147	187	372
Total assets	$52,441	$64,111	$38,451

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$937	$1,208	$464
Accrued payroll and related costs	42	2,053	199
Accrued merger related liabilities	386	10,766	—
Deferred revenue	2,418	2,054	2,734
Total current liabilities	3,783	16,081	3,397
Long-term liabilities	257	237	215
Total liabilities	4,040	16,318	3,612

Commitments and contingencies

Stockholders’ equity:
Net parent’s investment	—	47,793	34,839
Preferred stock	50	—	—
Common stock	7	—	—
Additional paid-in capital	48,268	—	—
Retained earnings	76	—	—
Total stockholders’ equity	48,401	47,793	34,839

Total liabilities and stockholders’ equity	$52,441	$64,111	$38,451

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $45,912 at December 31, 2008

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information		Twelve Month Information
					Year Ended December 31,
	Successor	Predecessor	Successor	Predecessor	Total *	Predecessor
	December 31, 2008	December 31, 2007	Period August 2, 2008 through December 31, 2008	Period January 1, 2008 through August 1, 2008	2008	2007
Cash flows from operating activities:
Net income (loss)	(324)	148	76	1,415	1,491	55
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	129	154	198	568	766	612
Stock-based compensation expense	532	310	532	913	1,445	1,209
Increase (decrease) in allowance for doubtful accounts	—	—	—	(43)	(43)	—
Other non-cash charges	—	—	—	405	405	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	(260)	(1,918)	(762)	718	(44)	(1,311)
Other current assets	(300)	(19)	3,882	(4,370)	(488)	(78)
Other assets, net	20	2	40	(103)	(63)	(9)
Accounts payable and other accrued liabilities	111	144	(272)	744	472	23
Accrued payroll and related costs	(1,612)	5	(2,011)	1,854	(157)	(574)
Accrued merger related liabilities	(1,520)	—	(10,380)	10,766	386	—
Deferred revenue	23	1,310	366	(677)	(311)	1,098
Other liabilities	(26)	(18)	24	20	44	—
Net cash provided by (used in) operating activities	(3,227)	118	(8,307)	12,210	3,903	1,025

Cash flows from investing activities:
Purchase of property and equipment	(52)	(73)	(76)	(799)	(875)	(367)
Capitalized patent costs	(261)	—	(448)	—	(448)	—
Sale or maturity of marketable securities	25,879	45,491	95,553	136,767	232,320	150,775
Purchase of marketable securities	(47,943)	(45,301)	(118,688)	(137,048)	(255,736)	(154,343)
Net cash provided by (used in) investing activities	(22,377)	117	(23,659)	(1,080)	(24,739)	(3,935)

Cash flows from financing activities:
Cash from Parent stock activity	—	265	—	23,862	23,862	2,187
Net activity with Parent	—	(151)	—	(13,237)	(13,237)	(3,205)
Principal payments under capital lease obligations	(6)	—	(6)	—	(6)
Net cash provided by (used in) financing activities	(6)	114	(6)	10,625	10,619	(1,018)

Net increase (decrease) in cash and cash equivalents	(25,610)	349	(31,972)	21,755	(10,217)	(3,928)

* Used for comparative purposes

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Month Information		Twelve Month Information
					Year Ended December 31,
	Successor	Predecessor	Successor	Predecessor	Total *	Predecessor
	December 31, 2008	December 31, 2007	Period August 2, 2008 through December 31, 2008	Period January 1, 2008 through August 1, 2008	2008	2007
Net income (loss)	(324)	148	76	1,415	1,491	55
Adjustments:
Provision for income taxes	10	13	10	11	21	22
Interest income, net	(266)	(361)	(462)	(590)	(1,052)	(1,387)
Depreciation and amortization	129	154	198	568	766	612
Stock compensation	532	310	532	913	1,445	1,209
Adjusted EBITDA	81	264	354	2,317	2,671	511

* Used for comparative purposes

About Adjusted EBIDTA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). The reconciliation of GAAP and Non-GAAP Financial Measures for the three-month periods ended December 31, 2008 and 2007, the period August 2, 2008 through December 31, 2008, the period January 1, 2008 through August 1, 2008 and the years ended December 31, 2007 and 2006 are included in the above table. Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements. Due to the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for stock compensation expense that may not be indicative of our operating performance from a cash perspective. Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.